                                                                     Exhibit 3.1


                                RESTATED BYLAWS
                                       OF
                                MGI PHARMA, INC.
                          AS AMENDED ON JULY 14, 1998

                                   ARTICLE I.
                            OFFICES, CORPORATE SEAL

     Section 1.01. Offices. The address of the registered office of the corporation and the name of its registered agent, if any, at the address of the registered office shall be set forth in the Articles of Incorporation or in the latest statement filed with the Secretary of State. The corporation may have such other offices, within or without the State of Minnesota, as the Board of Directors shall, from time to time, determine. The principal executive office of the corporation is the place in the State of Minnesota where the chief executive officer of this corporation has an office.

     Section 1.02. Corporate Seal. The corporate seal shall be circular in form and shall have inscribed thereon the name of the corporation and the word "Minnesota" and the words "Corporate Seal."

                                  ARTICLE II.
                            MEETINGS OF SHAREHOLDERS

     Section 2.01. Annual Meetings. (a) The annual meeting of shareholders shall be held on such date as the Board of Directors shall by resolution establish.

     (b) At the annual meeting the shareholders, voting as provided in the Articles of Incorporation, shall, subject to the provisions of Section 3.02, designate the number of directors to constitute the Board of Directors (subject to the authority of the Board of Directors thereafter to increase the number of directors as permitted by law and the provisions of Section 3.02), shall elect directors, and shall transact such other business as may properly come before them.

     Section 2.02. Special Meetings. Special meetings of the shareholders may be held at any time and for any proper purpose and may be called by the Chief Executive Officer, the Chief Financial Officer, two or more directors or by a shareholder or shareholders holding 10% or more of the voting power of all shares entitled to vote, except that a special meeting called by a shareholder or shareholders for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by a shareholder or shareholders holding 25% or more of the voting power of all shares entitled to vote. A shareholder or shareholders holding the requisite percentage of the voting power may demand a special meeting of the shareholders by written notice given to the Chief Executive Officer or Chief Financial Officer of the corporation stating the purposes of the meeting. Within 30 days after receipt of such a demand by one of those officers, the Board of Directors shall cause a special meeting of shareholders to be called and held on notice not later than 90 days after receipt of the demand, at the expense of the corporation. Special meetings shall be held on the date and at the time and place fixed by the Chief Executive Officer, the Chief Financial Officer or the Board of Directors, except that a special meeting called by or at demand of a shareholder or shareholders shall be held in the county where the principal executive office is located. The business transacted at a special meeting shall be limited to the purposes stated in the notice of the meeting.

         Section 2.03. Record Date. The Board of Directors shall fix a date not more than 60 days preceding the date of any meeting of shareholders as the date for the determination of the shareholders entitled to notice of, and to vote at, such meeting. When a record date is so fixed, only shareholders as of that date are entitled to notice of and permitted to vote at that meeting of shareholders.

         Section 2.04.  Notice of Meetings.  Except as otherwise specified in
Section 2.05 or required by law, notice of each meeting of the shareholders, given in the manner provided in Minnesota Statutes, Section 302A.0ll, Subdivision 17, stating the date, time and place and, in the case of a special meeting, the purpose or purposes, shall be given at least five days and not more than 60 days prior to the meeting to every holder of shares entitled to vote.

         Section 2.05. Quorum; Adjourned Meetings. The holders of a majority of the shares outstanding and entitled to vote shall constitute a quorum for the transaction of business at any annual or special meeting. In case a quorum shall not be present at a meeting, those present shall adjourn to such day as they shall, by majority vote, agree upon, and a notice of such adjournment shall be mailed to each shareholder entitled to vote at least 5 days before such adjourned meeting. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

        Section 2.06. Organization and Conduct of Business. The highest ranking officer of the corporation who is present shall call to order and act as chairman of any meeting of the shareholders. In the absence of the Secretary, the secretary of the meeting shall be such person as the chairman of the meeting appoints. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for conduct of the meeting. To the extent not prohibited by law, such rules, regulations or procedures may include, without limitation, establishment of (i) an agenda or order of business for the meeting and the method by which business may be proposed, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized proxies or such other persons as the chairman of the meeting shall determine,
(iv) restrictions on entry to the meeting after the time fixed for the commencement thereof and (v) limitations on the time allotted to questions or comments by participants. Any proposed business contained in the notice of a regular meeting is deemed to be on the agenda and no further motions or other actions shall be required to bring such proposed business up for consideration. Unless and to the extent otherwise determined by the chairman of the meeting, it shall not be necessary to follow Robert's Rules of Order or any other rules of parliamentary procedure at the meeting of the shareholders. Following completion of the business of the meeting as determined by the chairman of the meeting, the chairman of the meeting shall have the exclusive authority to adjourn the meeting.

         Section 2.07. Voting. At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Unless otherwise provided by the terms of the shares, a shareholder has one vote for each share held registered in such shareholder's name on the books of the corporation. A holder of shares entitled to vote may vote any portion of the shares in any way the shareholder chooses. If a shareholder votes without designating the proportion or number of shares voted in a particular way, the shareholder is deemed to have voted all of the shares in that way. Jointly owned shares may be voted by any joint owner unless the corporation receives written notice from any one of them denying the authority of that person to vote the shares. The shareholders shall take action by the affirmative vote of the holders of the majority of the voting power of the shares present and entitled to vote, unless otherwise required by statute or the Articles of Incorporation.

         Section 2.08. Waiver of Notice. Notice of any regular or special meeting may be waived by any shareholder either before, at or after such meeting orally or in a writing signed by such shareholder or a representative entitled to vote the shares of such shareholder. Attendance by a shareholder, at any meeting of shareholders, is a waiver of notice of such meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened or the item may not lawfully be considered at that meeting and the shareholder does not participate in the consideration of the item at that meeting.

         Section 2.09. Written Action. Any action that is required or permitted to be taken at a meeting of shareholders may be taken without a meeting if done in writing and signed by all of the shareholders authorized to vote on that action.

        Section 2.10 Proposals. To be properly brought before a regular meeting of shareholders, business must be (i) specified in the notice of the meeting, (ii) directed to be brought before the meeting by the Board of Directors or (iii) proposed at the meeting by a shareholder who (A) was a shareholder of record at the time of giving of notice provided for in these bylaws, (B) is entitled to vote at the meeting and (C) gives prior notice of the matter, which must otherwise be a proper matter for shareholder action, in the manner herein provided. For business to be properly brought before a regular meeting by a shareholder, the shareholder must give written notice to the Secretary of the corporation so as to be received at the principal executive offices of the corporation at least 120 days before the date that is one year after the date of the corporation's proxy statement for the prior year's regular meeting. Such notice shall set forth (i) the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the proposal will be made, (ii) the class and number of shares of the corporation owned by the shareholder and beneficially owned by the beneficial owner, if any, on whose behalf the proposal will be made, (iii) a brief description of the business desired to be brought before the regular meeting and the reasons for conducting such business and (iv) any material interest in such business of the shareholder and the beneficial owner, if any, on whose behalf the proposal is made. The chairman of the meeting may refuse to acknowledge any proposed business not made in compliance with the foregoing procedure.

                                  ARTICLE III.
                                   DIRECTORS

         Section 3.01. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

         Section 3.02. Number, Qualification and Term of Office. The number of directors shall be established by resolution of the shareholders (subject to the authority of the Board of Directors to increase the number of directors as permitted by law), but shall not be less than three (3). A majority of persons comprising the Board of Directors shall at all times be persons who are not (i) employed by this corporation or any corporation controlled by, controlling, or under common control with this corporation, (ii) engaged in rendering consulting or professional services for compensation (other than by reason of their membership on the Board of Directors and other than as this corporation's independent legal counsel) for this corporation or any corporation controlled by, controlling, or under common control with this corporation, or (iii) related to, or directly or indirectly controlled by, any person described in subpart (i) or (ii). For these purposes, "control" shall be defined to mean direct or indirect beneficial ownership of over 25% of a corporation's voting stock. Directors need not be shareholders. Each director shall hold office from the annual meeting at which such director was elected and until the next annual meeting of shareholders and until such director's successor shall have been elected and shall qualify, or until the earlier death, resignation, removal or disqualification of the director.

         Section 3.03. Board Meetings. Meetings of the Board of Directors may be held from time to time at such time and place as may be designated in the notice of such meeting or at the place announced if no notice is required.

         Section 3.04. Calling Meetings; Notice. Meetings of the Board of Directors may be called by the Chief Executive Officer or Chief Financial Officer by giving at least 24 hours' notice, or by any other director by giving at least five days' notice, of the date, time and place thereof to each director by mail, telephone, telegram or in person. If the day or date, time and place of a Board meeting have been announced at a previous meeting of the Board, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time and place at which the meeting will be reconvened.

         Section 3.05. Waiver of Notice. Notice of any meeting of the Board of Directors may be waived by any director either before, at or after such meeting orally or in a writing signed by such director. A director, by his attendance at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

         Section 3.06. Quorum. A majority of the directors holding office immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting.

         Section 3.07. Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors. If such director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

         Section 3.08. Conference Communications. Any or all directors may participate in any meeting or conference of the Board of Directors, or of any duly constituted committee thereof, by any means of communication through which the directors may simultaneously hear each other during such meeting. For the purposes of establishing a quorum and taking any action, such directors participating pursuant to this Section 3.08 shall be deemed present in person at the meeting.

         Section 3.09. Vacancies: Newly Created Directorships. Subject to the special voting rights set forth in Article V of the Articles of Incorporation of this corporation, vacancies in the Board of Directors of this corporation occurring by reason of death, resignation or otherwise, shall be filled for the unexpired term by a majority of the remaining directors of the Board although less than a quorum; newly created directorships resulting from an increase in the authorized number of directors by action of the Board of Directors as permitted by Section.3.02 may be filled by a two-thirds (2/3) vote of the directors serving at the time of such increase; and each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at their next annual meeting or at any meeting duly called for that purpose.

         Section 3.10. Removal. The entire Board of Directors or any individual director may be removed from office, with or without cause, by a vote of the shareholders holding a majority of the shares entitled to vote at an election of directors except, as otherwise provided by law, where the shareholders have the right to cumulate their votes. In the event that the entire Board or any one or more directors be so removed, new directors shall be elected at the same meeting.

         Section 3.11. Committees. A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board in the management of the business of the corporation to the extent provided in the resolution. A committee shall consist of one or more persons, who need not be directors, appointed by affirmative vote of a majority of the directors present. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Board of Directors, except as provided by Section 3.12 and by Minnesota Statutes, Section 302A.243. A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in the resolution establishing the committee.

         Section 3.12. Committee of Disinterested Persons. Pursuant to the procedure set forth in Section 3.11, the Board of Directors may establish a committee composed of two or more disinterested directors or other disinterested persons to determine whether it is in the best interests of the corporation to pursue a particular legal right or remedy of the corporation and whether to cause the dismissal or discontinuance of a particular proceeding that seeks to assert a right or remedy on behalf of the corporation. The committee, once established, is not subject to the direction or control of, or termination by, the Board of Directors. A vacancy on the committee may be filled by a majority of the remaining committee members. The good faith determinations of the committee are binding upon the corporation and its directors, officers and shareholders. The committee terminates when it issues a written report of its determination to the Board of Directors.

         Section 3.13. Audit Committee. The corporation at all times shall maintain an Audit Committee of the Board of Directors, a majority of the members of which shall at all times be persons who are not (i) employed by this corporation or any corporation controlled by, controlling or under common control with this corporation, (ii) engaged in rendering consulting or professional services for compensation for this corporation or any corporation controlled by, controlling or under common control with this corporation (other than by reason of their membership on the Board of Directors), or (iii) related to, or directly or indirectly controlled by, any person described in subpart (i) or

(ii), and, so long as American Cyanamid Company is the holder of any shares of this corporation's cumulative preferred stock, one member of which shall be a person designated by American Cyanamid Company. For purposes of this Section 3.13, "control" shall be defined to mean direct or indirect beneficial ownership of over 25% of a corporation's voting stock.

         Section 3.14. Written Action. An action required or permitted to be taken at a meeting of the Board of Directors may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by all of the directors.

        Section 3.15. Nomination of Directors. Nominations of persons for election as directors may be made at a regular meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder who (A) was a shareholder of record at the time of giving of notice provided for in these bylaws, (B) is entitled to vote at the meeting and (C) gives prior notice of the nomination in the manner herein provided. For a nomination to be properly made by a shareholder, the shareholder must give written notice to the Secretary of the corporation so as to be received at the principal executive offices of the corporation at least 120 days before the date that is one year after the date of the corporation's proxy statement for the prior year's regular meeting. Such notice shall set forth (i) as to the shareholder giving the notice: (A) the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the nomination will be made, and (B) the class and number of shares of the corporation owned by the shareholder and beneficially owned by the beneficial owner, if any, on whose behalf the nomination will be made and (ii) as to each person the shareholder proposes to nominate: (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person and (C) the class and number of shares of the corporation's capital stock beneficially owned by the person. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                                  ARTICLE IV.
                                    OFFICERS

         Section 4.01. Designation. The officers of the corporation shall consist of a Chairman of the Board (if one is elected by the Board) or Co-Chairmen of the Board (if two or more are elected by the Board), a President, one or more Vice Presidents (if desired by the Board), a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a Secretary, a Treasurer and such other officers and agents as may, from time to time, be elected by the Board of Directors. Any two offices, except those of President and Vice President, may be held by one person.

         Section 4.02. Chairman or Co-Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the shareholders and directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors. If

Co-Chairmen of the Board are elected, each such Co-Chairman shall have the power to preside at all meetings of the shareholders and directors and each such Co-Chairman shall have other duties as may be prescribed, from time to time, by the Board of Directors.

         Section 4.03. President. In the absence of the Chairman of the Board or Co-Chairman of the Board, the President shall preside at all meetings of the shareholders and directors. The President shall have such other duties that may, from time to time, be prescribed by the Board of Directors or by the Chief Executive Officer. The President shall report to the Chief Executive Officer.

         Section 4.04. Vice President. Each Vice President shall have such powers and shall perform such duties as may be specified in the Bylaws or prescribed by the Board of Directors or by the Chief Executive Officer. In the event of absence or disability of the President, Vice Presidents shall succeed to his power and duties in the order designated by the Board of Directors. Each Vice President shall report to such officer of the Corporation as the Chief Executive Officer may designate.

         Section 4.05. Secretary. The Secretary shall be Secretary of and shall attend all meetings of the shareholders and Board of Directors and shall record all such proceedings of such meetings in the minute book of the Corporation. He shall give proper notice of meetings of shareholders and directors. He shall keep the seal of the corporation and shall affix the same to any instrument requiring it and may, when necessary, attest the seal by his signature. He shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the Chief Executive Officer. The Secretary shall report to the Chief Executive Officer or such other officer as the Chief Executive Officer may designate.

         Section 4.06. Treasurer. The Treasurer shall keep accurate accounts of all moneys of the corporation received or disbursed. He shall deposit all moneys, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositaries as a majority of the whole Board of Directors shall, from time to time, designate. He shall have power to endorse, for deposit, all notes, checks and drafts received by the corporation. He shall disburse the funds of the corporation, as ordered by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer, making proper vouchers therefor. He shall render to the Chief Executive, Chief Financial Officer and the directors, whenever required, an account of all his transactions as Treasurer and of the financial condition of the corporation, and shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the Chief Executive Officer. The Treasurer shall report to the Chief Financial Officer.

         Section 4.07. Chief Executive Officer. The Chief Executive Officer shall have general executive management of the business of the Corporation. He shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall be ex officio a member of all standing committees. He may execute and deliver, in the name of the Corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to any and all aspects of the business of the Corporation and, in general, shall perform all duties usually incident to the office of Chief Executive Officer. He shall have such other duties as may, from time to time, be prescribed by the Board of Directors.

         Section 4.08. Chief Operating Officer. The Chief Operating Officer shall have general operating management of the business of the Corporation. He may execute and deliver, in the name of the Corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the day-to-day business of the Corporation and, in general, shall perform all the duties usually incident to the office of Chief Operating Officer. He shall have such duties as may, from time to time, be prescribed by the Board of Directors or by the Chief Executive Officer. The Chief Operating Officer shall report to the Chief Executive Officer.

         Section 4.09. Chief Financial Officer. The Chief Financial Officer shall manage the financial affairs of the Corporation. He shall be responsible for the preparation and dissemination of all financial reports of the Corporation and shall be the principal officer of the Corporation to deal with the Audit Committee of the Board of the Directors. He shall have authority to borrow funds on behalf of the Corporation and to disburse funds of the Corporation. He shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the Chief Executive Officer. The Chief Financial Officer shall report to the Chief Executive Officer.

         Section 4.10. Authority and Duties. In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be determined from time to time by the Board of Directors. Unless prohibited by a resolution of the Board of Directors, an officer elected or appointed by the Board may, without specific approval of the Board of Directors, delegate some or all of the duties and powers of an office to other persons.

         Section 4.11.  Removal and Vacancies.   Any officer may be removed from
his office by the Board of Directors at any time, with or without cause. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If there be a vacancy among the officers of the corporation by reason of death, resignation or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.

         Section 4.12. Compensation. The officers of this corporation shall receive such compensation for their services as may be determined by or in accordance with resolutions of the Board of Directors.

                                   ARTICLE V.
                           SHARES AND THEIR TRANSFER

         Section 5.01.  Certificates for Shares.   All shares of the corporation
shall be certificated shares. Each holder of shares of the corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares of the corporation owned by such shareholder. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the corporation, by the President and by the Secretary or an Assistant Secretary or by such officers as the Board of Directors may designate. If the certificate is signed by a transfer agent or registrar, such signatures of the corporate officers may be facsimiles, engraved or printed. Every certificate surrendered to the corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 5.03.

         Section 5.02. Transfer of Shares. Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate, or the shareholder's legal representative, or the shareholder's duly authorized attorney-in-fact, and upon surrender of the certificate or the certificates for such shares. The corporation may treat as the absolute owner of shares of the corporation, the person or persons in whose name shares are registered on the books of the corporation. The Board of Directors may appoint one or more transfer agents and registrars to maintain the share records of the corporation and to effect share transfers on its behalf.

         Section 5.03.  Loss of Certificates.  As provided by Minnesota Statutes
Section 302A.419, any shareholder claiming a certificate for shares to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one allegedly to have been lost, stolen or destroyed.


                                  ARTICLE VI.
                             DIVIDENDS, RECORD DATE

         Section 6.01. Dividends. The Board of Directors shall have the authority to declare dividends and other distributions upon shares to the extent permitted by law.

         Section 6.02. Record Date. The Board of Directors may fix a date not exceeding 60 days preceding the date fixed for the payment of any dividend as the record date for the determination of the shareholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend.


                                  ARTICLE VII.
                               CORPORATE RECORDS

         Section 7.01. Share Register. The corporation shall keep at the office of its transfer agent a share register not more than one year old, containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder. The corporation shall also keep at the office of its transfer agent a record of the dates on which certificates or transaction statements representing shares were issued.

         Section 7.02. Other Records. The corporation shall keep at its principal executive office originals or copies of: (a) records of all proceedings of shareholders for the last three years; (b) records of all proceedings of the Board of Directors for the last three years; (c) the Articles of Incorporation and all amendments currently in effect; (d) the Bylaws and all amendments currently in effect; (e) financial statements; (f) reports made to shareholders generally within the last three years; (g) a statement of the names and usual business addresses of the directors and principal officers; (h) voting trust agreements described in Minnesota Statutes, Section 302A.453; and (i) shareholder control agreements described in Minnesota Statutes, Section 302A.457.


                                 ARTICLE VIII.
                        SECURITIES OF OTHER CORPORATIONS

         Section 8.01. Voting Securities Held by the Corporation. The Chief Executive Officer shall have full power and authority on behalf of the corporation (a) to attend any meeting of security holders of other corporations in which the corporation may hold securities and to vote such securities on behalf of this corporation; (b) to execute any proxy for such meeting on behalf of the corporation; or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of this corporation. At such meeting, the Chief Executive Officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation possesses. The Board of Directors or the Chief Executive Officer may, from time to time, confer or delegate such powers to one or more other persons.

         Section 8.02.  Purchase and Sale of Securities.   The Chief Executive
Officer shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors or the Chief Executive Officer may, from time to time, confer or delegate such powers to one or more other persons.


                                  ARTICLE IX.
                       INDEMNIFICATION OF CERTAIN PERSONS

       Section 9.01. The corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent as permitted by Minnesota Statutes, Section 302A.521, as now enacted or hereafter amended.


                                   ARTICLE X.
                                   AMENDMENTS

         Section 11.01. These Bylaws may be amended at any meeting of the Board of Directors if notice of such proposed amendment shall have been given in the notice of such meeting. Such authority in the Board of Directors is subject to
(a) the limitations imposed by Minnesota Statutes, Section 302A.181, as now enacted or hereafter amended, or other applicable law and (b) the power of the shareholders to change or repeal such Bylaws by a majority vote of the shareholders present or represented at any meeting of shareholders called for such purpose.